UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Ensco plc

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Ensco plc 6 Chesterfield Gardens London, W1J 5BQ Phone: +44 (0) 20 7659 4660 www.enscoplc.com

5 May 2015

Dear Shareholders:
This letter and the accompanying notice required by Section 520 of the UK Companies Act 2006 are strictly informational. No action is required of you.
As we disclosed in Resolution 4 of our Proxy Statement in connection with our 2015 Annual General Meeting of Shareholders, our current UK statutory auditors, KPMG Audit Plc, are not seeking reappointment at our annual shareholder meeting strictly due to their decision to wind-down as a legal entity and transition their services to KPMG LLP. As a result, we have recommended KPMG LLP, an intermediate parent of KPMG Audit Plc, to become our UK statutory auditors effective 18 May 2015.
As a UK company, when we receive formal notice from our UK auditors that they will not seek reappointment as auditors of the Company, we are required to send a courtesy copy of such notice to our shareholders within fourteen days. We received such notice on 28 April 2015.
Enclosed is your courtesy copy of the notice from KPMG Audit Plc, together with a statutory statement from KPMG Audit Plc explaining they are not seeking reappointment as auditors of Ensco because they have initiated the aforementioned wind-down of business.
Regards,

/s/ Brady K. Long

Brady K. Long
Vice President, General Counsel and Secretary

KPMG Audit Plc 15 Canada Square Canary Wharf London E14 5GL United Kingdom	Tel +44 (0) 20 7311 1000 Fax +44 (0) 2073111 3311 DX 157460 Canary Wharf 5

The Directors

Ensco plc

3rd Floor 6 Chesterfield Gardens London W1J 5BQ	Contact	Juliette Lowes Tel 020 7311 1000 Ext 4886

28 April 2015
Ceasing to act as auditors of Ensco plc (no. 07023598)
We hereby give notice that we shall not be seeking reappointment as auditors of the company when our present term of office expires.
We enclose our statutory statement given in connection with our ceasing to act.
Under section 520 of the Companies Act 2006, if our statutory statement given in connection with our ceasing to act contains a statement of circumstances, you must within 14 days of receipt of that statement either send a copy of that statement to every person entitled to be sent a copy of your financial statements under section 423 of the Companies Act 2006 or apply to the Court over this matter.
If you decide to apply to the Court, you are required under the law to notify us of that application. Please send any such notification to our registered office, 15 Canada Square, London, E14 5GL marked for the attention of the Audit Regulation Department.
Yours faithfully,

/s/ KPMG Audit Plc

KPMG Audit Plc

Chartered Accountants
15 Canada Square
London
E14 5GL

KPMG Audit Plc 15 Canada Square Canary Wharf London E14 5GL United Kingdom	Tel +44 (0) 20 7311 1000 Fax +44 (0) 2073111 3311 DX 157460 Canary Wharf 5

The Directors

Ensco plc

3rd Floor 6 Chesterfield Gardens London W1J 5BQ	Contact	Juliette Lowes Tel 020 7311 1000 Ext 4886

28 April 2015
Dear Sirs
Statement to Ensco plc (no. 07023598) on ceasing to hold office as auditors pursuant to section 519 of the Companies Act 2006
The circumstances connected with our ceasing to hold office are that our company, KPMG Audit Plc, has instigated an orderly wind down of business. KPMG LLP, an intermediate parent, will immediately be seeking appointment as statutory auditor.
We request that any correspondence in relation to this statement be sent to our registered office 15 Canada Square, London, E14 5GL marked for the attention of the Audit Regulation Department.
Yours faithfully,

/s/ KPMG Audit Plc

KPMG Audit Plc

Chartered Accountants
15 Canada Square
London
E14 5GL